SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE


COMMON STOCK-GRADALL INDS INC

          GABELLI FUNDS, LLC.
               THE GABELLI VALUE FUND,INC.
                                 6/15/99          400,000-           20.0000
               THE GABELLI SMALL CAP GROWTH FUND
                                 6/15/99           50,000-           20.0000
               THE GABELLI EQUITY TRUST,INC.
                                 6/15/99          200,000-           20.0000
               THE GABELLI ABC FUND
                                 6/15/99          150,000-           20.0000
          GABELLI ASSOCIATES LTD
                                 6/15/99           73,400-           20.0000
          GABELLI ASSOCIATES FUND
                                 6/15/99          200,000-           20.0000
          GABELLI ADVISERS
                                 6/15/99           15,300-           20.0000

















(1) ALL TRANSACTIONS WERE EFFECTED IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D.